EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Parent

Coastal Financial Corporation

                                        Percentage            State of
Subsidiary                                 Owned            Incorporation
----------                                 -----            -------------


Coastal Federal Savings Bank                100%            United States

Coastal Federal Mortgage, Inc.              100%            South Carolina

Coastal Investments Corporation             100%            South Carolina

Coastal Technology Solutions                100%            South Carolina

Coastal Mortgage Bankers and
 Realty Co., Inc. (1)                       100%            South Carolina

Shady Forest Development
 Corporation (2)                            100%            South Carolina

Sherwood Development
 Corporation (2)                            100%            South Carolina

Ridge Development
 Corporation (2)                            100%            South Carolina

501 Development
 Corporation (2)                            100%            South Carolina

North Beach Investment,
 Inc. (2)                                   100%            South Carolina
-----------------------

(1)     First tier subsidiaries of Coastal Federal.
(2) Second tier subsidiaries of Coastal Federal and first tier subsidiaries of Coastal Mortgage.